UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2024

TransCode Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40363	81-1065054
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Liberty Square, #2382
Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (857) 837-3099

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RNAZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as Amendment No. 1 (this “Amendment”) to the Current Report on Form 8-K of TransCode Therapeutics, Inc. (the “Company”) originally filed with the Securities and Exchange Commission (the “SEC”) on June 13, 2024 (the “Original Filing”). The Original Filing reported the final voting results of the Company’s 2024 Annual Meeting of Shareholders held on June 13, 2024 (the “Annual Meeting”). The sole purpose of this Amendment is to correct a mistake that not all matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to the stockholders at the 2024 Annual Meeting:

(i) The election of four (4) directors, Philippe P. Calais, PhD, Thomas A. Fitzgerald, Erik Manting, PhD, and Magda Marquet, PhD, for one-year terms until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal;

(ii) The approval of an amendment to the TransCode Therapeutics, Inc. 2021 Stock Option and Incentive Plan to increase the number of shares available for issuance thereunder by 3,000,000 shares (the “Stock Plan Amendment Proposal”);

(iii) The ratification of the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Auditor Proposal”);

(iv) Authorization of the Corporation’s Board of Directors, if they determine that doing so is in the best interest of the Corporation’s stockholders, to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding shares of common stock, par value $0.0001 per share (the “Common Stock”), by a ratio of any whole number between 1-for-2 and 1-for-40, the implementation and timing of which shall be subject to the discretion of the Board of Directors (the “Reverse Stock Split Proposal”);

(v) The approval of an adjournment of the Annual Meeting to the extent there are insufficient votes at the Annual Meeting to approve the Reverse Stock Split Proposal or the Stock Plan Amendment Proposal (the “Adjournment Proposal”); and

(vi) The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

The proposals are described in detail in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 20, 2024.

The number of shares of Common Stock entitled to vote at the Annual Meeting was 6,108,053. The number of shares of Common Stock present or represented by valid proxy at the Annual Meeting was 2,392,577. All matters submitted to a vote of the Company’s stockholders at the Annual Meeting were approved, except for the Reverse Stock Split Proposal, and all director nominees were elected.

The number of votes cast for and against and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:

(i) Election of Directors:

Stockholders voted to approve the election of each of the following director nominees:

	For	Withheld
Philippe P. Calais, PhD	595,498	141,340
Thomas A. Fitzgerald	597,186	139,652
Erik Manting, PhD	594,376	142,462
Magda Marquet, PhD	595,091	141,747

There were 1,655,739 broker non-votes regarding the election of directors.

(ii) The Stock Plan Amendment Proposal:

Stockholders approved the Stock Plan Amendment Proposal. The results of the voting included 526,212 votes for, 205,773 votes against and 4,853 votes abstained. There were 1,655,739 broker non-votes regarding this proposal.

(iii) The Auditor Proposal:

Stockholders ratified the appointment of WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The results of the voting included 2,193,452 votes for, 159,569 votes against and 39,556 votes abstained. There were no broker non-votes regarding this proposal.

(iv) The Reverse Stock Split Proposal:

Stockholders did not approve the Reverse Stock Split Proposal. The results of the voting included 1,018,164 votes for, 1,277,915 votes against and 96,498 votes abstained. There were no broker non-votes regarding this proposal.

(iii) The Adjournment Proposal:

Stockholders approved the Adjournment Proposal. The results of the voting included 1,289,670 votes for, 1,022,215 votes against and 80,692 votes abstained. There were no broker non-votes regarding this proposal. No corresponding motion was made to approve an adjournment to the Annual Meeting following approval of the Adjournment Proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2024	TransCode Therapeutics, Inc.

	By:	/s/ Thomas A. Fitzgerald
Thomas A. Fitzgerald
Interim Chief Executive Officer; Chief Financial Officer